UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 15, 2006

DYNTEK, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-11568	95-4228470
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No)

19700 Fairchild Road, Suite 230, Irvine, California 92612

(Address of principal executive offices)

(949) 271-6700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On March 8, 2006, the Company sold an aggregate of 37,957,000 shares of Common Stock at a purchase price of $0.02 per share, and warrants to purchase an aggregate of 7,591,400 shares of Common Stock, resulting in gross proceeds to the Company of $759,140 pursuant to the terms of a Securities Purchase Agreement entered into among the Company and certain accredited investors (the “Securities Purchase Agreement”). The Securities Purchase Agreement provided that the Company could elect to sell additional shares of Common Stock on a second closing date provided such date was within ninety (90) days of the first closing date, and provided such sale was subject to the same terms and conditions as the initial sale.

On May 15, 2006, the second closing date, the Company sold an aggregate of 57,295,200 shares of Common Stock to certain accredited investors at a purchase price of $0.02 per share, resulting in gross proceeds to the Company of $1,145,904. The Company also issued warrants to such accredited investors to purchase an aggregate of 11,459,040 shares of Common Stock, which is equal to 20% of the Common Stock purchased, at an exercise price of $0.02 per share. Network 1 Financial Securities, Inc. (“Network 1”) acted as the placement agent for such financing and was paid a fee of $114,590 and issued a warrant to purchase 11,459,040 shares of Common Stock at an exercise price of $0.02 per share. The Company expects to use proceeds from the private placement of equity for general corporate purposes.

In connection with the issuance of the Common Stock and shares of Common Stock issuable upon the exercise of the warrants (collectively, the “Registrable Securities”), the Company entered into a Registration Rights Agreement with the accredited investors obligating the Company to register for resale the Registrable Securities on a registration statement to be filed with the Securities and Exchange Commission within thirty (30) days after the second closing date.

The securities issued in the private placement have not been registered under the Securities Act of 1933, as amended, and until so registered the securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration.

The foregoing description of the second closing of the private placement does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement, the Registration Rights Agreement, and the form of Warrant, copies of which will be filed as exhibits to the Company’s quarterly report on Form 10-Q for the period ended March 31, 2006.

Item 3.02               Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report with respect to the private placement of Common Stock and associated warrants to purchase Common Stock is incorporated by this reference into this Item 3.02. The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 promulgated thereunder. The agreements executed in connection therewith contain representations to support the Company’s reasonable belief that the investors had access to information concerning its operations and financial condition, the investors are acquiring the securities for their own account and not with a view to the distribution thereof, and that each investor is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act. At the time of their issuance, the securities described in Item 1.01 above will be deemed to be restricted securities for purposes of the Securities Act and the certificates representing the securities shall bear legends to that effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNTEK, INC.

Date: May 17, 2006	By:	/s/ Mark E. Ashdown
Mark E. Ashdown
Chief Financial Officer